Exhibit(a)(1)(iii)

Letter of Transmittal

to

Tender American Depositary Shares (“ADSs”)

of

LINE Corporation — CUSIP 53567X101

Pursuant to the U.S. Offer to Purchase

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 2:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2020, UNLESS THE U.S. OFFER IS EXTENDED.

The ADS Tender Agent for the U.S. Offer is:

Equiniti Trust Company

***By Mail: By 2:30 a.m., New York City time, on the Expiration Date Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858

***By Hand or Overnight Courier:

By 2:30 a.m., New York City time, on the Expiration Date

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this ADS Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the ADS Tender Agent. You must sign this ADS Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete a Form W-9 or the appropriate Form W-8, as applicable.

The instructions contained within this ADS Letter of Transmittal should be read carefully before this ADS Letter of Transmittal is completed.

ACCOUNT NUMBER	CERT SHARES	BOOK SHARES	TOTAL SHARES	ISSUE NUMBER

      FOR OFFICE USE ONLY    Approved                          W-9 Completed

DESCRIPTION OF ADSs TENDERED

Account Registration (Please Fill in, if blank) Please make any address correction below	American Depositary Receipt (“ADR”) Certificate(s) and ADSs Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	ADR Certificate Number(s) and/or indicate Book-Entry ADSs	Total Number of ADSs Represented by ADR Certificate(s)	Number of ADSs Tendered (1,2)

Total ADSs Tendered

(1)   If ADSs are held in Book-Entry form, you must indicate the number of ADSs you are tendering. Otherwise, all ADSs represented by Book-Entry delivered to the ADS Tender Agent will be deemed to have been tendered. By signing and submitting this ADS Letter of Transmittal, you warrant that these ADSs will not be sold, including through limit order request, unless properly withdrawn from the U.S. Offer. See Instruction 4.

(2)   If you wish to tender fewer than all ADSs represented by any ADR Certificate listed above, please indicate in this column the number of ADSs you wish to tender. Otherwise, all ADSs represented by ADR Certificates delivered to the ADS Tender Agent will be deemed to have been tendered. See Instruction 4.

☐   Check here if ADR Certificates have been mutilated, lost, destroyed or stolen. See Instruction 10.

The names and addresses of the registered holders of the tendered ADSs should be printed, if not already printed above, exactly as they appear on the ADR Certificates (as defined below) tendered hereby.

This ADS Letter of Transmittal is to be used by ADS holders if ADR Certificates are to be forwarded herewith or if ADSs are held in book-entry form on the records of JPMorgan Chase Bank, N.A., the depositary for the ADSs (the “Depositary”).

IMPORTANT
SHAREHOLDER: SIGN HERE
(Such person(s) must also complete a Form W-9 or the appropriate Form W-8, as applicable)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)

(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on ADR Certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 5)

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5 and 6) To be completed ONLY if the check accepted for payment is to be issued in the name of someone other than the undersigned.

Issue To:

Name

(Please Print)

Address

(Include Zip Code)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of ADSs Tendered.”

Mail To:

Name

(Please Print)

Address

(Include Zip Code)

PLEASE READ THE INSTRUCTIONS SET FORTH

IN THIS ADS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to NAVER J. Hub Corporation, a Japanese corporation (kabushiki kaisha) (“NAVER Purchaser”) and a direct wholly owned subsidiary of NAVER Corporation, a Korean corporation (jusik hoesa) (“NAVER”) listed on the Korea Exchange, and SoftBank Corp., a Japanese corporation (kabushiki kaisha) (“SoftBank”, and together with NAVER Purchaser, the “Purchasers”) listed on the First Section of the Tokyo Stock Exchange (the “TSE”), pursuant to the U.S. Offer to Purchase, dated August 3, 2020  (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”), the above-described American Depositary Shares (collectively, the “ADSs” and each, an “ADS”), each representing one share of common stock, no par value, of LINE Corporation, a Japanese corporation (kabushiki kaisha) (“LINE”) listed on the New York Stock Exchange and the First Section of the TSE and a consolidated subsidiary of NAVER, pursuant to the joint offer to purchase all outstanding ADSs at a purchase price of JPY 5,380 per ADS in cash, without interest (as converted to U.S. dollars and rounded to the nearest whole cent as set forth in the U.S. Offer to Purchase), less the amount of any fees (including any currency conversion fees), expenses and withholding taxes that may be applicable, including a fee of up to U.S. $5.00 for each 100 tendered ADSs (or portion thereof) cancelled, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”). Receipt of the U.S. Offer is hereby acknowledged.

Upon the terms and subject to the conditions of the U.S. Offer (and if the U.S. Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the ADSs tendered herewith in accordance with the terms of the U.S. Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchasers all right, title and interest in and to all of the ADSs that are being tendered hereby and irrevocably constitutes and appoints Equiniti Trust Company (the “ADS Tender Agent“) the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver American Depositary Receipt certificates (“ADR Certificates”) for such ADSs or transfer ownership of such ADSs on the account books maintained by the Depositary, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchasers, (ii) present such ADSs for transfer on the books of the Depositary, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, all in accordance with the terms of the U.S. Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby and that, when the same are accepted for payment by the Purchasers, the Purchasers will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or the Purchasers to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered hereby.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the U.S. Offer to Purchase and Instruction 11, this tender is irrevocable.

The undersigned understands that the valid tender of the ADSs pursuant to any one of the procedures described in “The U.S. Offer—Procedure for Tendering into the U.S. Offer” in the U.S. Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the U.S. Offer (and if the U.S. Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the U.S. Offer to Purchase, the Purchasers may not be required to accept for payment any of the ADSs tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

1. Guarantee of Signatures. No signature guarantee is required on this ADS Letter of Transmittal if this ADS Letter of Transmittal is signed by the registered holder(s) of ADSs tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on the ADS Letter of Transmittal. See Instruction 5.

2. Requirements of Tender. This ADS Letter of Transmittal is to be completed by ADS holders if ADR Certificates are to be forwarded herewith or ADSs are held in book-entry form on the records of the Depositary. ADR Certificates evidencing tendered ADSs, as well as this ADS Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this ADS Letter of Transmittal, must be received by the ADS Tender Agent at one of its addresses set forth herein prior to 2:30 a.m., New York City time, on the Expiration Date. If ADR Certificates are forwarded separately to the ADS Tender Agent, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

By signing and submitting this ADS Letter of Transmittal, you warrant that the ADSs hereby being tendered into the U.S. Offer will not be sold, including through limit order request, unless properly withdrawn from the U.S. Offer.

The method of delivery of this ADS Letter of Transmittal, ADR Certificates and all other required documents is at the option and the risk of the tendering ADS holder and the delivery will be deemed made only when actually received by the ADS Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ADS LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE ADS TENDER AGENT BY 2:30 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE U.S. OFFER.

No alternative, conditional or contingent tenders will be accepted and no fractional ADSs will be exchanged. All tendering ADS holders, by execution of this ADS Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their ADSs for payment.

3. Inadequate Space. If the space provided herein is inadequate, the ADR Certificate numbers and/or the number of ADSs and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all of the ADSs evidenced by any ADR Certificate and/or book-entry are to be tendered, fill in the number of ADSs that are to be tendered in the column entitled “Number of ADSs Tendered” in the box entitled “Description of ADSs Tendered” above. In that case, if any tendered ADSs are purchased, a new ADR Certificate and/or Direct Registration Book Entry Statement (as the case may be) for the remainder of the ADSs (including any ADSs not purchased) evidenced by the old ADR Certificate(s) will be issued and sent to the registered holder(s) promptly after the Expiration Date. Unless otherwise indicated, all ADSs represented by the ADR Certificate(s) and/or book-entry set forth above and delivered to the ADS Tender Agent will be deemed to have been tendered. In each case, ADSs will be returned or credited without expense to the ADS holder.

5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR Certificate(s) without alteration, enlargement or any change whatsoever.

If any of the ADSs tendered hereby are held of record by two or more joint owners, all such owners must sign this ADS Letter of Transmittal.

If any of the tendered ADSs are registered in different names on several ADR Certificates, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations.

If this ADS Letter of Transmittal or any ADR Certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchasers of the authority of such person so to act must be submitted. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADR Certificates or separate stock powers are required unless payment is to be made or ADR Certificates for ADSs not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such ADR Certificates or stock powers must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADR Certificate(s) listed and transmitted hereby, the ADR Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the ADR Certificate(s). Signature(s) on any such ADR Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Special Payment. If a check is to be issued in the name of a person other than the signer of this ADS Letter of Transmittal, the appropriate boxes on this ADS Letter of Transmittal must be completed.

7. Form W-9. A tendering ADS holder who is a U.S. person is required to provide a correct Taxpayer Identification Number (“TIN”) on Form W-9. The ADS holder must, under penalties of perjury, certify that such number is correct, that the ADS holder is a U.S. person, and that such ADS holder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding. Failure to provide the information requested on Form W-9 may subject the tendering ADS holder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the ADS holder or other payee. A copy of Form W-9 may be obtained from www.irs.gov, by calling 877-262-8260, or from Equiniti (US) Services LLC, the information agent for the U.S. Offer (the “Information Agent”)

Certain ADS holders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A nonresident alien or other foreign ADS holder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from www.irs.gov, by calling 877-262-8260, or from the Information Agent, in order to avoid backup withholding. We cannot accept a facsimile, photocopy or scanned image of a Form W-8.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal, IRS Form W-8, or IRS Form W-9 may be directed to the Information Agent at the address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

9. Waiver of Conditions. Subject to the terms and conditions of the U.S. Offer, the Purchasers reserve the right, in their sole discretion, to waive, at any time or from time to time, any of the specified conditions of the U.S. Offer, in whole or in part, in the case of any ADSs tendered.

10. Mutilated, Lost, Destroyed or Stolen ADR Certificates.

If any ADR Certificate representing ADSs has been lost, destroyed or stolen, the ADS holder should promptly notify the Depositary (toll-free U.S. telephone number: (800) 990 – 1135; local and outside U.S.

telephone number: (651) 453-2128). The ADS holder will then be instructed as to the steps that must be taken in order to replace the ADR Certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen ADR Certificates have been followed.

11.    Withdrawal of ADSs Tendered. ADSs tendered pursuant to the U.S. Offer may be withdrawn at any time prior to 2:30 a.m., New York City time, on the Expiration Date by sending written notice of revocation to the ADS Tender Agent at the address on the front of this ADS Letter of Transmittal. Fax copies are not acceptable. After an effective withdrawal you may resubmit to the ADS Tender Agent a completed replacement of this document and any other documents required by the U.S. Offer for properly tendering ADSs prior to 2:30 a.m., New York City time, on the Expiration Date.

Important: This ADS Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the ADS Tender Agent prior to 2:30 a.m., New York City time, on the Expiration Date and ADR Certificates for tendered ADSs must be received by the ADS Tender Agent prior to 2:30 a.m., New York City time, on the Expiration Date.

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, an ADS holder who is a U.S. person, and whose tendered ADSs are accepted for payment, is required to provide such ADS holder’s correct TIN on Form W-9. If such ADS holder is an individual, the TIN is such ADS holder’s Social Security Number. If the ADS holder does not provide the correct TIN, the ADS holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such ADS holder may be subject to backup withholding based on the applicable tax rate of the reportable amount. Such a Form W-9 may be obtained from www.irs.gov, by calling 877-262-8260, or from the Information Agent.

Certain ADS holders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such person must submit an appropriate and properly completed IRS Form W-8, attesting to that person’s foreign status. Normally, a foreign individual will provide a Form W-8BEN and a foreign corporation will provide a Form W-8BEN-E. Intermediary entities will provide a Form W-8IMY for the entity and a Form W-8BEN. Form W-8BEN-E or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from www.irs.gov, by calling 877-262-8260, or from the Information Agent.

If backup withholding applies, the paying agent or other appropriate withholding tax agent is required to withhold a percentage of any reportable payments made to the ADS holder, currently at a rate of 24%. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal, the IRS Form W-8 or IRS Form W-9, and other tender offer materials may also be directed to the Information Agent. An ADS holder may also contact such ADS holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

90 Park Avenue

New York, New York 10016

Holders of ADSs may call toll-free: (833) 503-4127

Banks and brokers may call: (516) 220-8356